SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ARADIGM CORPORATION

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ARADIGM CORPORATION
3929 Point Eden Way
Hayward, California, 94545
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 19, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Aradigm Corporation, a California corporation (the “Company”). The meeting will be held on Thursday, May 19, 2005, at 9:00 a.m. local time at the Company’s offices for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve the Company’s 2005 Equity Incentive Plan, which amends, restates and retitles the Company’s 1996 Equity Incentive Plan.

3. To approve the Company’s Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,000,000 shares.

4. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

5. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is March 30, 2005. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ V. Bryan Lawlis

V. Bryan Lawlis
President and Chief Executive Officer
Hayward, California
April 11, 2005
      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ARADIGM CORPORATION
3929 Point Eden Way
Hayward, California, 94545
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Aradigm Corporation (sometimes referred to as the “Company” or “Aradigm”) is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
      The Company intends to mail this proxy statement and accompanying proxy card on or about April 11, 2005 to all shareholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only shareholders of record at the close of business on March 30, 2005 will be entitled to vote at the annual meeting. On this record date, there were 72,297,980 shares of common stock and 1,544,626 shares of Series A Convertible Preferred Stock (“Preferred Stock”) outstanding and entitled to vote.
      Shareholder of Record: Shares Registered in Your Name
      If on March 30, 2005 your shares were registered directly in your name with Aradigm’s transfer agent, Equiserve Trust, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
      Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on March 30, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are four matters scheduled for a vote:

•	Election of eight directors;

•	Approval of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), which amends, restates and retitles the Company’s 1996 Equity Incentive Plan (the “1996 Plan”).

•	Approval of the Company’s Employee Stock Purchase Plan, as amended (the “Purchase Plan”), to increase the aggregate number of shares of common stock authorized for issuance under such plan by 2,000,000 shares; and

•	Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

How do I vote?
      You may either vote “For” all the nominees for director or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
      Shareholder of Record: Shares Registered in Your Name
      If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
      Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Aradigm. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own and four votes for each share of Preferred Stock you own as of March 30, 2005.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director, “For” the 2005 Plan, “For” the amendment to the Purchase Plan and “For” the ratification of Ernst & Young LLP as independent auditor for our fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Georgeson Shareholder Communications, Inc. (“Georgeson”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee, estimated to be $9,000 plus out-of-pocket expenses, if it solicits proxies.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Aradigm’s Secretary at 3929 Point Eden Way, Hayward, California, 94545.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
When are shareholder proposals due for next year’s annual meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 12, 2005, to Aradigm’s Secretary at 3929 Point Eden Way, Hayward, California, 94545. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 20, 2006 and no earlier than the close of business on February 18, 2006. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	For the election of directors, the eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal 2, approval of the 2005 Plan, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote. Broker non-votes will have no effect.

•	To be approved, Proposal 3, the amendment to the Purchase Plan, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote. Broker non-votes will have no effect.

•	To be approved, Proposal 4, ratifying the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote. Broker non-votes will have no effect.
What is the quorum requirement?
      A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shares representing a majority of the voting power of the outstanding shares are represented by shareholders present at the meeting or by proxy. On the record date, there were 72,297,980 shares of common stock and

1,544,626 shares of Preferred Stock outstanding and entitled to vote, which represent 6,178,504 votes on an as-converted basis.
      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our Board of Directors currently consists of nine directors. There are eight nominees for director this year. Stan Benson will not stand for reelection at this year’s Annual Meeting of the Shareholders. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of our Board of Directors who was previously elected by the shareholders, other than V. Bryan Lawlis, our President and Chief Executive Officer, who was appointed to our Board of Directors in February 2005. It is our policy to invite nominees to attend the annual meeting and to encourage attendance at meetings at which substantial shareholder attendance is expected. Two of the nominees for election as a director at the 2004 Annual Meeting of Shareholders attended the 2004 Annual Meeting of Shareholders.
      The eight candidates receiving the highest number of affirmative votes by the shares entitled to be voted will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Nominees
      The following is a brief biography of each nominee for director.

Name	Age	Principal Occupation/Position Held with the Company

Frank H. Barker	74	Retired Group Chairman of Johnson & Johnson Company and Director
Igor Gonda	57	Chief Executive Officer and Managing Director of Acrux Ltd. and Director
Stephen O. Jaeger	60	Chairman of eBT International, Inc. and Director
V. Bryan Lawlis	53	President, Chief Executive Officer and Director
John M. Nehra	56	Managing General Partner of Catalyst Ventures, L.P. and Director
Wayne I. Roe	54	Consultant and Director
Virgil D. Thompson	65	President and Chief Executive Officer of Angstrom Pharmaceuticals, Chairman and Director
Richard P. Thompson	53	Director and former Chief Executive Officer
      Frank H. Barker has been a director since May 1999. From January 1980 to January 1994, Mr. Barker served as a company group chairman of Johnson & Johnson, Inc., a diversified health care company, and was Corporate Vice President from January 1989 to January 1996. Mr. Barker holds a B.A. in Business Administration from Rollins College, Winter Park, Florida.
      Igor Gonda, Ph.D. has been a director since September 2001. Dr. Gonda is the Chief Executive Officer and Managing Director of Acrux Limited, a drug delivery company in Melbourne, Australia. Dr. Gonda was our Chief Scientific Officer until December 2001 and previously held the position of Vice President, Research and Development, from October 1995 until July 2001. From February 1992 to September 1995, Dr. Gonda was a Senior Scientist and Group Leader at Genentech, Inc. Prior to that, Dr. Gonda held academic positions at the University of Aston in Birmingham, UK, and the University of Sydney, Australia. Dr. Gonda has a B.Sc. in Chemistry and a Ph.D. in Physical Chemistry from Leeds University, UK. Dr. Gonda is the Chairman of the Scientific Advisory Board of Aradigm.

      Stephen O. Jaeger has been a director since March 2004. He is currently the Chairman of eBT International, Inc., a software products and services company. Mr. Jaeger also has held the positions of Chairman, President and Chief Executive Officer since 1999. Prior to joining eBT, Mr. Jaeger was the Executive Vice President and Chief Financial Officer of Clinical Communications Group, Inc., a provider of educational marketing services to the pharmaceutical and biotech industry, from 1997 to 1998. From 1995 to 1997, Mr. Jaeger served as Vice President, Chief Financial Officer and Treasurer of Applera Corp., formerly known as Perkin-Elmer Corporation, an analytical instruments and systems company with a focus on life sciences and genetic discovery. Prior to 1995, Mr. Jaeger was Chief Financial Officer and a director of Houghton Mifflin Company and held various financial positions with the British Petroleum Company, Plc., Weeks Petroleum Limited and Ernst & Young LLP. Mr. Jaeger holds a B.A. in Psychology from Fairfield University and an MBA in Accounting from Rutgers University. Mr. Jaeger is also a Certified Public Accountant. Mr. Jaeger serves on the boards of Savient Pharmaceuticals, Inc. and Arlington Tankers Ltd. Mr. Jaeger is the designated “financial expert” on Savient’s Audit Committee and the Chairman of Arlington Tankers’ Audit Committee.
      V. Bryan Lawlis has been a director since February 2005 and has served as President and Chief Executive Officer since August 2004. Dr. Lawlis served as President and Chief Operating Officer from June 2003 to August 2004 and as our Chief Operating Officer from November 2001 to June 2003. Previously, Dr. Lawlis founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, and served as its President and Chief Executive Officer from 1996 to 1999, and as Chairman from 1999 to 2001 when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc., and Genentech, Inc. His last position at Genentech was Vice President of Process Sciences. Dr. Lawlis holds a B.A. in Microbiology from the University of Texas at Austin, and a Ph.D. in Biochemistry from Washington State University.
      John M. Nehra has been a director since December 2001. Mr. Nehra is a Special Partner of New Enterprise Associates 10, Limited Partnership (“NEA 10”) and New Enterprise Associates 11, Limited Partnership, both venture capital partnerships, and a General Partner of NEA VI, NEA VII, NEA VIII and NEA IX. Mr. Nehra is also the managing General Partner of Catalyst Ventures, a venture capital partnership. Prior to joining NEA 10 and its affiliated venture funds in 1989, Mr. Nehra was Managing Director of Alex Brown & Sons, an investment banking firm. Upon joining Alex Brown in 1975, Mr. Nehra was responsible for building the firm’s healthcare research and healthcare banking practice and forming its capital markets group. Mr. Nehra holds a B.A. from the University of Michigan. Mr. Nehra is a director of Iridex Corporation and Davita Inc. and also serves on the boards of several privately held healthcare companies.
      Wayne I. Roe has been a director since May 1999. Mr. Roe was Senior Vice President of United Therapeutics Corporation, a pharmaceutical manufacturer, from 1999 to 2000. Mr. Roe was Chairman of Covance Health Economics and Outcomes Services, Inc., a strategic marketing firm, from 1996 to 1998. From June 1988 to March 1996, Mr. Roe was the President of Health Technology Associates, a pharmaceutical industry consulting firm. Mr. Roe received a B.A. from Union College, an M.A. from the State University of New York at Albany and an M.A. from the University of Maryland. Mr. Roe is also a director of Ista Pharmaceuticals Inc., Aderis Pharmaceuticals, Inc., Favrille, Inc. and several privately held companies. Mr. Roe currently is an independent consultant in the life sciences industry.
      Richard P. Thompson has been a director since July 1994 and served as our President and Chief Executive Officer from June 1994 to June 2003. He served as Chief Executive Officer from June 2003 through July 2004 and as the Chairman of the Board from 2000 until January 2005. From 1991 to 1994, Mr. Thompson was President of LifeScan, Inc., a diversified health care subsidiary of Johnson & Johnson Company. In 1981, Mr. Thompson co-founded LifeScan, which was sold to Johnson & Johnson in 1986. Mr. Thompson holds a B.S. in Biological Sciences from the University of California at Irvine and an MBA from California Lutheran University.
      Virgil D. Thompson has been a director since June 1995 and has been Chairman of the Board since January 2005. Since November 2002, Mr. Thompson has been President and Chief Executive Officer of Angstrom Pharmaceuticals, Inc., a pharmaceutical company. From September 2000 to November 2002,

Mr. Thompson was President, Chief Executive Officer and Director of Chimeric Therapies, Inc., a biotechnology company. From May 1999 until September 2000, Mr. Thompson was the President, Chief Operating Officer and a Director of Bio-Technology General Corp. (now Savient Pharmaceuticals Inc.), a pharmaceutical company. From January 1996 to April 1999, Mr. Thompson was the President and Chief Executive Officer and a Director of Cytel Corporation, a biopharmaceutical company. From 1994 to 1996, Mr. Thompson was President and Chief Executive Officer of Cibus Pharmaceuticals, Inc., a drug delivery device company. From 1991 to 1993, Mr. Thompson was President of Syntex Laboratories, Inc., a pharmaceutical company. Mr. Thompson holds a B.S. in Pharmacy from Kansas University and a J.D. from The George Washington University Law School. Mr. Thompson is also a director of Questcor Pharmaceuticals, Inc. and Savient Pharmaceuticals Inc.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Independence of the Board of Directors
      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Lawlis, our President and Chief Executive Officer, and Mr. R. Thompson, who was employed by the Company as its Chief Executive Officer until August 2004.
      As required under applicable Nasdaq listing standards, in fiscal 2004 the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Aradigm at 3929 Point Eden Way, Hayward, California, 94545.
Information Regarding the Board of Directors and its Committees
      The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (formerly called the Nominating Committee). The following table provides membership information for each of the Board committees:

Nominating and
Name	Audit		Compensation		Governance

Frank H. Barker	X				X	*
Stan M. Benson(1)			X		X
Igor Gonda			X
Stephen Jaeger	X
V. Bryan Lawlis
John Nehra					X
Wayne I. Roe	X	*(2)
Richard P. Thompson
Virgil D. Thompson			X	*
Total Meetings in fiscal year 2004	7		6		2

*	Committee Chairperson

(1)	Mr. Benson is not standing for reelection at the 2005 Annual Meeting of Shareholders.

(2)	Immediately following the 2005 Annual Meeting of Shareholders, Mr. Jaeger will replace Mr. Roe as Chairman of the Audit Committee.
      Below is a description of each committee of the Board. The Board has determined that each current member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.
Audit Committee
      The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The Audit Committee met seven times during the fiscal year. Currently, three directors comprise the Audit Committee: Messrs. Barker, Roe (chair) and Jaeger. Immediately following the 2005 Annual Meeting of Shareholders, Mr. Jaeger will replace Mr. Roe as chair of the Audit Committee. The Audit Committee has adopted a written Audit Committee Charter, which is attached as Appendix A to the 2004 Proxy Statement.
      The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board has determined that Mr. Jaeger qualifies as an “audit committee financial expert,” as defined in applicable rules of the Securities and Exchange Commission (the “SEC”). The Board made a qualitative assessment of Mr. Jaeger’s level of knowledge and experience based on a number of factors, including his formal education and experience as a Chief Financial Officer for public reporting companies.
Compensation Committee
      The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and recommends to the Board for approval the compensation and other terms of employment of the other officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Three directors currently comprise the Compensation Committee: Dr. Gonda and Messrs. Benson and V. Thompson (chair). Dr. Gonda joined the Compensation Committee in January 2005. Mr. Benson is not standing for reelection and will not serve on this Committee following the 2005 Annual Meeting of Shareholders. Mr. Jaeger will take Mr. Benson’s place on the Compensation Committee immediately following the 2005 Annual Meeting. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met six times during the fiscal year.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, monitoring compliance with the Company’s Code of Business Conduct and Ethics, periodically reviewing the performance of the board and its committees and overseeing the process for dissemination of information to directors. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.aradigm.com. The Nominating and Corporate Governance Committee met two times during the fiscal year. Currently, the Nominating and Corporate Governance Committee consists of three directors: Messrs. Barker (chair), Benson and Nehra. Mr. Benson is not standing for reelection and will not serve on this committee following the 2005 Annual Meeting of Shareholders. Mr. R. Thompson is expected to take Mr. Benson’s place on the Nominating and Corporate Governance Committee immediately following the 2005 Annual Meeting. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Mr. R. Thompson was employed by the Company until March 31, 2005 and is not independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).
      Any potential candidates for director nominees, including candidates recommended by shareholders, are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Committee considers such factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. The Committee also determines whether the nominee would be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then compiles a list of potential candidates from suggestions it may receive, but may also engage, if it deems appropriate, a professional search firm to generate additional suggestions. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates as it deems appropriate. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. While the Committee and the Board have from time to time received and considered suggestions from shareholders for nominations to the Board, the Committee has received no suggestions for which disclosure is required in this proxy statement.
      The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Committee will consider candidates recommended by shareholders in the same manner as it considers recommendations from other sources. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3929 Point Eden Way, Hayward, California 94545 at least 60 days prior to the anniversary date of the last annual meeting of shareholders. Submissions should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of the Company’s stock.

Meetings of the Board of Directors
      The Board met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.
Shareholder Communications with the Board of Directors
      The Company has implemented a process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Aradigm at 3929 Point Eden Way, Hayward, California 94545. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. All communications directed to the Audit Committee in accordance with the Company’s whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be forwarded directly to the Audit Committee.
Code of Ethics
      The Company has adopted the Aradigm Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.aradigm.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
      The Audit Committee has the responsibility, under delegated authority from the Company’s Board of Directors, for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is comprised of three non-employee directors and acts under a written charter adopted and approved by the Board of Directors.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets with the independent auditors, who report directly to the Audit Committee, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).
      In addition, the Audit Committee has discussed with the independent auditors, the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit and quarterly reviews.

      * The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Act of 1934, as amended (the “1934 Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.
      From the members of the Audit Committee of Aradigm Corporation:

Frank H. Barker
Stephen Jaeger
Wayne I. Roe

PROPOSAL 2
APPROVAL OF 2005 EQUITY INCENTIVE PLAN
      In April 1996, the Board adopted, and the shareholders subsequently approved, the Company’s 1996 Plan. At February 28, 2005, a total of 14,593,193 shares of the Company’s Common Stock have been authorized for issuance under the 1996 Plan.
      At February 28, 2005, options (net of canceled or expired options) covering an aggregate of 10,899,948 shares of the Company’s Common Stock had been granted under the 1996 Plan, and 3,693,245 shares remained available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 930,000 shares at exercise prices of $1.06 to $2.40 per share and to all employees and directors (excluding current executive officers) as a group options to purchase 2,558,800 shares at exercise prices of $0.76 to $2.40 per share.
      In March 2005, the Board approved the Company’s 2005 Plan, an amended, restated and retitled version of the Company’s 1996 Plan, subject to shareholder approval. The Company operates in a very competitive environment with respect to the hiring and retaining of qualified employees. The Board adopted this amendment (i) to increase the types of awards available to be granted to the Company’s employees, (ii) to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board and the Compensation Committee in order to employ the highly qualified individuals necessary for the Company’s successful growth and to retain existing employees and (iii) to meet the Company’s anticipated growth over the next several years.
      No shares are being added to the share reserve under the 2005 Plan other than shares reserved for future issuance under the 1996 Plan, which will carry over into the 2005 Plan.
      Shareholders are requested in this Proposal 2 to approve the 2005 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 2005 Plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.
      The full text of the 2005 Plan is set forth in Appendix A to this Proxy Statement. The essential features of the 2005 Plan are outlined below:
General
      The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock unit awards, stock appreciation rights and other forms of equity compensation (collectively, the “stock awards”). Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code.” Nonstatutory stock options granted under the 2005 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.
Purpose
      The 2005 Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to acquire an equity interest in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of February 28, 2005, all of the approximately 101 employees, directors, and consultants of the Company are eligible to participate in the 2005 Plan.

Administration
      The Board administers the 2005 Plan. Subject to the provisions of the 2005 Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the type of stock award to grant to such person, the number of shares of Common Stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.
      The Board is authorized to delegate administration of the 2005 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2005 Plan to the Compensation Committee of the Board. As used herein with respect to the 2005 Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors itself. In the Board’s discretion, directors serving on the Compensation Committee will be “outside directors” within the meaning of Section 162(m) of the Code (“Section 162(m)”). See “Federal Income Tax Information” for a discussion of the application of Section 162(m).
      The Board may also delegate to one or more officers of the Company the authority to designate officers and employees of the Company to be recipients of stock awards and the terms thereof and/or determine the number of shares of Common Stock of the Company to be subject to the stock awards granted to such officers and employees, so long as the Board resolution delegating such authority specifies the total number of shares of Common Stock underlying stock awards that the officer may grant, the officer does not grant any stock awards to himself or herself and the Board does not delegate the authority to determine the fair market value on the date of grant of the Common Stock underlying the stock awards.
Eligibility
      Incentive stock options may be granted under the 2005 Plan only to employees (including officers) of the Company and its affiliates. Employees, non-employee Board members, and consultants of the Company and its affiliates are eligible to receive all other types of stock awards under the 2005 Plan.
      No incentive stock option may be granted under the 2005 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Plan and any other plans of the Company and its affiliates) may not exceed $100,000.
      No employee may be granted stock awards under the 2005 Plan exercisable for more than 1,500,000 shares of Common Stock during any calendar year.
Stock Subject to the 2005 Plan
      Subject to this Proposal, an aggregate of 13,187,634 shares of Common Stock is reserved for issuance under the 2005 Plan. This share reserve consists solely of the number of shares the Company estimates will be carried over from the 1996 Plan, including shares subject to outstanding options under such predecessor plan. If stock awards granted under the 2005 Plan expire or otherwise terminate without being exercised or if the Company reacquires shares of Common Stock pursuant to the terms of unvested stock awards, the shares of Common Stock not acquired pursuant to such stock awards again become available for issuance under the 2005 Plan; provided, however, that any shares of Common Stock reacquired pursuant to incentive stock option awards will again become available for reissuance only for awards other than incentive stock options. If any shares of Common Stock subject to a stock award are not delivered because such shares are withheld for payment of taxes or because such shares are tendered as consideration for the exercise price of a stock award, the shares of Common Stock not delivered pursuant to such stock awards again become available for issuance under the 2005 Plan; provided, however, that any shares of Common Stock not delivered pursuant to incentive stock option awards will again become available for reissuance only for awards other than incentive stock options.
Terms of Options
      The following is a description of the permissible terms of options under the 2005 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
      Exercise Price. The exercise price of incentive stock options under the 2005 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2005 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) and certain adverse tax consequences would result under Section 409A of the Code. See “Federal Income Tax Information.” At February 28, 2005, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $1.23 per share.
      Consideration. The exercise price of options granted under the 2005 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) pursuant to a broker-assisted “same-day sale”, (ii) by delivery of other common stock of the Company, (iii) pursuant to a deferred payment arrangement or (iv) in any other form of legal consideration acceptable to the Board.
      Repricing. In the event of a decline in the value of the Company’s Common Stock, the Board has the authority to amend any outstanding stock awards to reduce the exercise, strike or purchase price and to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m), a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the limitation specified in Section 162(m).
      Vesting. Options granted under the 2005 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan granted to newly hired employees typically vest at the rate of 25% on the one year anniversary of the vesting commencement date and in twelve equal quarterly installments thereafter during the optionee’s employment or services as a consultant. Shares covered by currently outstanding options under the 1996 Plan granted to existing employees typically vest at the rate of 1/16 per quarter (25% per year) during the optionee’s employment or services as a consultant. Shares covered by options granted in the future under the 2005 Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest. In addition, options granted under the 2005 Plan may permit exercise prior to vesting. However, any unvested shares acquired under such an early exercise arrangement may be subject to repurchase by the Company or to any other restriction the Board determines to be appropriate. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant or by such other method as the Board determines to include in the stock award agreement.
      Term. The Board has the discretion to determine the term of an option. However, the maximum term of an incentive stock option granted under the 2005 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum permitted term of such award is five years. Options under the 2005 Plan terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination, unless the option agreement provides otherwise; (ii) the participant dies before the participant’s service has terminated, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, unless the option agreement provides otherwise; or (iii) the option by its terms specifically provides otherwise. In no event, however, may an option be exercised beyond the expiration of its term.
      A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.
      Restrictions on Transfer. Unless specified otherwise by the Board or required by law, a participant in the 2005 Plan may not transfer a stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise a stock option. A participant may designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by the Company pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.
Terms of Stock Purchase Awards and Stock Bonus Awards
      Stock purchase awards and stock bonus awards may be granted under the 2005 Plan pursuant to stock purchase award agreements and stock bonus award agreements, respectively.
      Purchase Price. The purchase price for stock purchase awards must be at least the par value of the Company’s common stock.
      Consideration. The purchase price for stock purchase awards may be paid in cash, or, at the discretion of the Board, under a deferred payment or similar arrangement, by past services rendered to the Company or in any other form of legal consideration acceptable to the Board and permissible under applicable law. The Board may grant stock bonus awards in consideration for past services rendered to the Company or any other form of legal consideration acceptable to the Board and permissible under applicable law.
      Vesting. Shares of stock acquired under a stock purchase may, but need not, be subject to a repurchase right or option in favor of the Company and shares of stock acquired under a stock bonus award may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or stock bonus award.
      Termination of Service. Upon termination of a participant’s service, the Company may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or stock bonus award agreement.
      Restrictions on Transfer. Rights to acquire shares under a stock purchase or stock bonus award may be transferred only upon such terms and conditions as determined by the Board.
Terms of Stock Unit Awards
      Stock unit awards may be granted under the 2005 Plan pursuant to stock unit award agreements.
      Consideration. The purchase price for stock unit awards may be paid in any form of legal consideration acceptable to the Board.
      Settlement of Awards. A stock unit award may be settled by the delivery of shares of the Company’s common stock, cash, in any combination of the two or in any other form of consideration, as determined by the Board.
      Vesting. At the time of the grant of a stock unit, the Board may impose such restrictions or conditions to the vesting of the stock unit as it, in its sole discretion, deems appropriate. Also, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting. The Board has the authority to accelerate the vesting of stock unit awards as it deems appropriate.
      Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award, as determined by the Board. The Company does not anticipate paying cash dividends on its common stock for the foreseeable future.
      Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Stock Appreciation Rights
      Stock appreciation rights may be granted under the 2005 Plan pursuant to stock appreciation rights agreements.
      Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, the Company will pay the participant an amount equal to the excess of (i) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right over (ii) the strike price on the date of grant, as determined by the Board.
      Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, in shares of the Company’s common stock, in any combination of the two or in any other form of consideration determined by the Board.
      Vesting. The Board may impose such conditions and restrictions as to the vesting of stock appreciation rights as it deems appropriate. The Board has the authority to accelerate the vesting of stock appreciation rights as it deems appropriate.
      Termination of Service. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Terms of Other Equity Awards
      The Board may grant other equity awards based in whole or in part by reference to the value of the Company’s common stock. See the full text of the 2005 Plan, setforth in Appendix A to this Proxy Statement, for more details. Subject to the provisions of the 2005 Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.
Changes to Capital Structure
      In the event any change is made to the outstanding shares of the Company’s common stock without the Company’s receipt of consideration (whether through a stock split or other specified change in the capital structure of the Company), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights per calendar year pursuant to the limitation under Section 162(m); and (iii) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Plan.
Effect of Certain Corporate Events
      In the event of a dissolution or liquidation of the Company, any stock award which remains unvested or subject to a right or repurchase shall terminate immediately prior to such liquidation or dissolution and the shares of Common Stock subject to such repurchase right may be repurchased by the Company notwithstand-

ing that that the holder of such award is providing service to the Company. The Board may, in its discretion, cause some or all stock awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture before the liquidation or dissolution is completed, but contingent on its completion.
      In the event of certain significant corporate transactions, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such stock awards, then (i) with respect to any such stock awards that are held by individuals then performing services for the Company or its affiliates, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction; and (ii) all other outstanding stock awards will be terminated if not exercised prior to the effective date of the corporate transaction.
      A significant corporate transaction will be deemed to occur in the event of (i) a sale or all or substantially all of the consolidated assets of the Company and its subsidiaries, (ii) the sale of at least 90% of the outstanding securities of the Company, (iii) a merger or consolidation in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction in which the Company is the surviving corporation, but shares of the Company’s outstanding common stock are converted into other property by virtue of the transaction.
      Following certain specified change in control transactions, the vesting and exercisability of specified stock awards will be accelerated only if specifically provided by a participant’s award agreement. The acceleration of a stock award in the event of certain significant corporate transaction or a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.
Duration, Termination and Amendment
      The Board may suspend or terminate the 2005 Plan without shareholder approval or ratification at any time. Unless sooner terminated, the 2005 Plan will terminate on March 20, 2015.
      The Board may amend the 2005 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the 2005 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2005 Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.
Federal Income Tax Information
      The following is a summary of the principal United States federal income taxation consequences to employees and the Company with respect to participation in the 2005 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
      Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may give rise to or increase alternative minimum tax liability for the participant.

      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.
      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
      Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. There generally are no tax consequences to the participant or the Company by reason of the grant of these awards. However, if the strike price of a nonstatutory stock option can, at any time, be less than the fair market value of the stock on the grant date, Section 409A of the Code imposes ordinary income and employment tax liability for the participant as the option vests in an amount equal to the difference between the fair market value of the stock on the vesting date and the strike price. In addition, Section 409A imposes a penalty of 20% of such amount and an interest charge. The Company would be responsible for withholding these tax amounts. Upon acquisition of the stock under any of these awards, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock under Section 83(b) of the Code. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.
      Stock Unit Awards. No taxable income is generally recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant. Section 409A of the Code may apply to the grant of a stock unit award if the award permits the participant to defer receipt of the stock after vesting, unless a deferral election and certain other requirements are met.
      Stock Appreciation Rights. A participant will recognize taxable income is realized upon the later of the grant or vesting of a stock appreciation right, unless the right meets certain requirements promulgated under Section 409A of the Code. These requirements include: (i) the baseline stock value for determining appreciation under the award must never be less than the fair market value of the stock on the grant date;

(ii) the stock of the Company must be traded on an established securities market; (iii) the right may be settled only in Company stock; and (iv) the right may not permit the deferral of compensation except for the deferral inherent in the participant’s ability to choose when to exercise the right. If a stock appreciation right does not satisfy these requirements, the participant will be subject to taxation, a 20% penalty and an interest charge upon the later of the grant or vesting of the right pursuant to Section 409A. The Company would be responsible for withholding these tax amounts. Assuming Section 409A does not require earlier taxation of a stock appreciation right, upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) and the satisfaction of a reporting obligation, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.
      Potential Limitation on Company Deductions. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is approved by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by shareholders.
      Stock purchase awards, stock units and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Equity Compensation Plan Information
      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2004. No equity compensation plans that were in effect as of December 31, 2004 were adopted without the approval of the Company’s security holders.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)(1)

Equity compensation plans approved by security holders	9,415,848	$4.44	3,879,960
Equity compensation plans not approved by security holders	—	—	—
Total	9,415,848	$4.44	3,879,960

(1)	As of December 31, 2004, 13,189,884 and 105,924 shares are reserved for future issuance under the 1996 Plan and the 1996 Non-Employee Directors’ Plan, respectively. An additional 730,455 shares are authorized for issuance under the Purchase Plan. The 1996 Plan contains an evergreen provision whereby the aggregate number of shares reserved for issuance is increased annually by a number of shares equal to 6% of the issued and outstanding common stock as determined on the date of the annual meeting of shareholders beginning with the 2001 meeting and ending with the 2005 meeting (or some lesser number of shares as determined by the Board of Directors). Under the 1996 Plan, the aggregate increase in the number of shares to be reserved by operation of the evergreen provision will not exceed 10,000,000. The 2005 Plan contains does not contain an evergreen feature.

PROPOSAL 3
APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
      In April 1996, the Board of Directors adopted, and the shareholders subsequently approved, the Purchase Plan. A total of 3,250,000 shares of the Company’s Common Stock have previously been authorized for issuance under the Purchase Plan. At February 28, 2005, an aggregate of 2,519,545 shares had been issued under the Purchase Plan and 730,455 shares remained for the grant of future rights under the Purchase Plan.
      During the last fiscal year, shares were purchased at prices ranging from $1.08 to $1.53 in the following amounts under the Purchase Plan: Thomas C. Chesterman, 10,035 shares, all current executive officers as a group, 15,865 shares, and all employees (excluding current executive officers) as a group 823,866 shares.
      In March 2005, the Board of Directors of the Company adopted an amendment to the Purchase Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 2,000,000 to 5,250,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.
      Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.
      The full text of the Purchase Plan, as amended, is set forth in Appendix B to this Proxy Statement. The essential features of the Purchase Plan, as amended, are outlined below:
Purpose
      The purpose of the Purchase Plan is to provide a means by which key employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. At February 28, 2005, approximately 93 of the Company’s approximately 95 employees were eligible to participate in the Purchase Plan.
      The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.
Administration
      The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

Offerings
      The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is two years in duration. The Board may set the duration of an offering for a period of time not to exceed 27 months.
Eligibility
      Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for at least 10 days preceding the first day of the offering period.
      Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.
Participation in the Plan
      Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the purchase period.
Purchase Price
      The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (ii) 85% of the fair market value of a share of Common Stock on any purchase date.
Payment of Purchase Price; Payroll Deductions
      The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.
Purchase of Stock
      By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal
      While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.
      Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.
Termination of Employment
      Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.
Restrictions on Transfer
      Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.
Duration, Amendment and Termination
      The Board may, in its discretion, suspend or terminate the Purchase Plan at any time.
      The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.
      Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.
Effect of Certain Corporate Events
      In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.
Stock Subject to Purchase Plan
      If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.
Federal Income Tax Information
      Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.
      If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.
      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.
      There are no federal income tax consequences to the Company by reason of the grant or purchase of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting (which shares voting affirmatively also constitute a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
      The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and December 31, 2003, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	Fiscal
	Year Ended

	2004	2003

	(In thousands)
Audit Fees	$328	$247
Audit-related Fees(1)	15	6
Tax Fees(2)	3	—
All Other Fees(3)	—	—

Total Fees	$346	$253

(1)	Audit-related Fees represent fees for professional services provided they are reasonably related to the performance of the audit of our annual financial statements and review of our quarterly financial statements, and are not included in Audit Fees. 2003 Audit-related Fees are related to implementation of Sarbanes-Oxley Act regulations. 2004 Audit-related Fees are related to accounting and reporting consultation on the subject of the proxy materials for the Special Meeting of Shareholders relating to the restructuring transaction with Novo Nordisk.

(2)	Tax Fees represent sales tax advice related to the restructuring transaction with Novo Nordisk.

(3)	All Other Fees represent fees for professional services for advice on accounting matters on SEC filings related to business transactions.
Pre-Approval Policies and Procedures
      The Audit Committee pre-approves audit services, audit-related services, and non-audit services provided by the Company’s independent auditor, Ernst & Young, LLP and will not approve services that the Audit

Committee determines are outside the bounds of applicable laws and regulations. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
      The Audit Committee has determined that the rendering of the services rendered by Ernst & Young LLP other than audit services is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (provided below); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock or the Preferred Stock.

	Beneficial Ownership

	Common		Series A Preferred
					Common Stock and
		Percent		Percent	Preferred Stock
	Number of	of Total	Number of	of Total	Combined Voting
Beneficial Owner(1)	Shares	(%)	Shares	(%)	Power (%)

Novo Nordisk A/ S(2)	7,868,369	10.9	—	—	10.0
Novo Alle DK-2880
Bagsvaerd, Denmarko
New Enterprise Associates 10, Limited Partnership(3)	4,937,148	6.6	1,033,057	66.9	11.2
1119 St. Paul Street
Baltimore, MD 21202
Special Situations Private Equity Fund L.P.(4)	4,939,229	6.7	—	—	6.2
153 E 53rd Street, 55th Floor
New York, New York 10022
Camden Partners Strategic Fund II-A, LP(5)	—	—	150,000	9.7	*
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, MD 21202
Domain Public Equity Partners, LP(6)	1,467,788	2.0	154,958	10.0	2.6
One Palmer Square
Princeton, NJ 08542
MPM BioEquities Master Fund LP(7)	537,188	*	206,611	13.4	1.7
601 Gateway Blvd., Suite 360
South San Francisco, CA 94080
Richard P. Thompson(8)	1,168,754	1.6	—	—	1.5
Stephen J. Farr(9)	451,102	*	—	—	*
V. Bryan Lawlis(10)	359,017	*	—	—	*
Klaus D. Kohl(11)	220,312	*	—	—	*
Thomas C. Chesterman(12)	166,940	*	—	—	*
Bobba Venkatadri(13)	98,124	*	—	—	*
Igor Gonda(14)	340,673	*	—	—	*
Virgil D. Thompson(15)	212,500	*	—	—	*
Frank H. Barker(16)	145,212	*	—	—	*
Wayne I. Roe(17)	145,212	*	—	—	*
Stan M. Benson (18)	122,500	*	—	—	*
John M. Nehra(19)	95,000	*	—	—	*
Stephen O. Jaeger(20)	35,000	*	—	—	*
All executive officers and directors as a group (16 persons)(21)	4,339,856	5.7	—	—	5.3

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 72,297,980 shares of common stock and 1,544,626 shares of Preferred Stock (convertible at any time into 6,178,504 shares of common stock) outstanding on February 28, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Represents 7,868,369 shares of common stock held by Novo Nordisk A/ S, a publicly quoted Danish company. According to a Schedule 13D Amendment No. 3 dated March 10, 2003, Novo Nordisk A/ S holds the shares through Novo Nordisk Pharmaceuticals, Inc., a Delaware corporation. Novo Nordisk Pharmaceuticals is a wholly-owned subsidiary of Novo Nordisk of North America, Inc., a Delaware corporation. Novo Nordisk North America is wholly owned by Novo Nordisk A/ S. Novo A/ S, a private limited Danish company, owns approximately 26.7% of Novo Nordisk A/ S’s total share capital, representing approximately 69.0% of the voting rights of Novo Nordisk A/ S and may be deemed to control Novo Nordisk A/ S. Novo Nordisk A/ S is a wholly-owned subsidiary of Novo Nordisk Foundation, a self-governing and self- owned foundation.

(3)	Includes 2,489,585 shares of common stock and warrants to purchase an aggregate of 2,447,563 shares of Common Stock held by NEA 10. According to a Schedule 13D Amendment No. 4 dated June 25, 2003 and filed jointly by NEA 10, NEA Partners 10, Limited Partnership (“NEA Partners 10”), Stewart Alsop, James Barrett, Peter J. Barris, Robert T. Coneybeer, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III, each of the aforementioned general partners of NEA Partners 10 has shared dispositive and shared voting power with respect to the shares held by NEA 10. Each of the aforementioned disclaims beneficial ownership as to the shares held by NEA 10, except to the extent of their pecuniary interest therein.

(4)	Includes 1,375,511 shares of common stock and a warrant to purchase 534,106 shares of common stock held by Special Situations Private Equity Fund L.P. (“SSPE”), 564,552 shares of common stock and a warrant to purchase 268,810 shares of common stock held by Special Situations Cayman Fund, L.P. (“Cayman”) and 1,589,184 shares of common stock and warrants to purchase 607,066 shares of common stock held by Special Situations Fund III, L.P. (“SSF3”). According to a Schedule 13G Amendment No. 1 dated February 4, 2005, Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to SSF3. Marxe and Greenhouse are also members of MG Advisers, L.L.C., the general partner of and investment adviser to SSPE.

(5)	Includes 8,400 shares of Preferred Stock held by Camden Partners Strategic Fund II-B, L.P.

(6)	Includes 582,320 shares of common stock issuable upon exercise of warrants.

(7)	Includes 537,188 shares of common stock issuable upon exercise of warrants.

(8)	Includes 109,613 shares of common stock held by Mr. Thompson, 279,206 shares of common stock held by the Thompson Family Trust and 15,000 shares of common stock held by Thompson Family Partners. Mr. Thompson is a co-trustee of the Thompson Family Trust and a General Partner of Thompson Family Partners and, as such, may be deemed to share voting and investment power with respect to the shares held by the Thompson Family Trust and Thompson Family Partners. Mr. Thompson disclaims beneficial ownership of the shares held by his family members, the Thompson Family Trust and Thompson Family Partnership except to the extent of his pecuniary and proportionate partnership interest arising from his interest therein. Includes 744,999 shares of common stock subject to options exercisable within 60 days of February 28, 2005. Includes 19,936 shares of common stock issuable upon exercise of warrants held by the Thompson Family Trust.

(9)	Includes 398,748 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(10)	Includes 312,499 shares of common stock subject to options exercisable within 60 days of February 28, 2005. Includes 8,544 shares of common stock issuable upon exercise of warrants.

(11)	Includes 220,312 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(12)	Includes 134,999 shares of common stock subject to options exercisable within 60 days of February 28, 2005. Includes 2,848 shares of common stock issuable upon exercise of warrants.

(13)	Includes 98,124 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(14)	Includes 207,813 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(15)	Includes 193,000 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(16)	Includes 145,212 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(17)	Includes 145,212 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(18)	Includes 122,500 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(19)	Includes 95,000 shares subject to options exercisable within 60 days of February 28, 2005. Does not include 4,937,148 shares, including shares of common stock issuable upon conversion of Preferred Stock, beneficially owned by NEA 10. Mr. Nehra is a director of the Company and a limited partner of NEA Partners 10, the general partner of NEA 10. Mr. Nehra disclaims beneficial ownership of the shares held by NEA 10 except to the extent of his pecuniary interest therein.

(20)	Includes 35,000 shares of common stock subject to options exercisable within 60 days of February 28, 2005.

(21)	See footnotes (1) through (20) above, as applicable.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that two reports, each covering one transaction, were filed late for Richard P. Thompson, one report covering one transaction was filed late for each of V. Bryan Lawlis, Bobba Venkatadri, Babatunde A. Otulana, Norma L. Milligin, Klaus D. Kohl, Thomas C. Chesterman and Stephen J. Farr and one report covering four transactions was filed late by Eugene A. Trainor III, an affiliate of New Enterprise Associates 10, Limited Partnership.
Compensation of Directors
      Each non-employee director of the Company receives a per meeting fee of $3,000 for all regularly scheduled meetings, and a per meeting fee of $1,000 for additional special meetings of the Board of Directors. The non-employee director serving as Chairman of the Board of Directors receives an annual $25,000 fee, payable quarterly, for his service. In addition, each non-employee director of the Company receives $1,000 for each committee meeting, and each committee chairperson receives an additional $500 per committee meeting. In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors was $297,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.
      Under current Board policy, each director receives an automatic option grant upon election to the board, and at each annual meeting of the shareholders thereafter. Additional grants may be made to non-employee directors under the 1996 Plan (as succeeded by the 2005 Plan, assuming Proposal 2 is approved by the shareholders).
      During the last fiscal year, the Company granted options covering 20,000 shares to each non-employee director of the Company at an exercise price per share of $1.06 (the fair market value of such common stock on the date of each grant based on the closing sales price reported on the Nasdaq National Market for the date of each grant). Additionally, Mr. Jaeger received an option covering 20,000 shares at an exercise price of $2.26 per share (the fair market value of such common stock on the date of grant based on the closing sales price reported on the Nasdaq National Market) upon his appointment to the Board on March 19, 2004. As of February 28, 2005, non-employee directors held options to purchase an aggregate of 1,029,982 shares of the Company’s Common Stock.
Compensation of Executive Officers
      The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, its other four most highly compensated executive officers at December 31, 2004, and Mr. Thompson, who was the Company’s chief executive officer until October 2004 (the “Named Executive Officers”). In accordance with the rules of the SEC, the compensation described in this table does not include medical or other benefits received by the Named Executive Officers that are available generally to all of the Company’s salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed in the aggregate the lesser of $50,000 or 10% of any such officer’s salary and bonus contained in this table.
Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

				Other	Securities
				Compensation	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	Options (#)	Compensations ($)

V. Bryan Lawlis, Jr.(1)	2004	304,077	228,998	110,705	250,000	8,879
President and Chief	2003	280,000	56,000	127,683	100,000	5,250
Executive Officer	2002	280,000	95,200	283,136	50,000	2,302
Thomas C. Chesterman(2)	2004	278,231	126,651	—	95,000	4,868
Senior Vice President and	2003	260,000	41,600	—	35,000	5,250
Chief Financial Officer	2002	82,000	31,488	—	150,000	—
Bobba Venkatadri(3)	2004	271,418	123,184	179,657	130,000	12,214
Senior Vice President,	2003	155,000	53,400	75,386	150,000	5,250
Operations	2002	—	—	—	—	—
Klaus D. Kohl(4)	2004	265,100	114,214	55,104	75,000	1,885
Senior Vice President,	2003	229,154	46,665	73,130	75,000	—
Quality and Technical Director	2002	227,123	87,215	67,233	100,000	—
Stephen J. Farr(5)	2004	245,923	127,508	—	135,000	7,738
Senior Vice President,	2003	224,389	35,902	—	150,000	3,635
Chief Scientific Officer	2002	208,282	61,282	—	130,000	994
Richard P. Thompson(6)	2004	358,269	272,855	—	300,000	9,090
Former Chairman and Chief	2003	345,000	69,000	—	150,000	5,250
Executive Officer	2002	345,000	122,584	—	250,000	1,559

(1)	In 2004, bonus includes $172,998 in respect of 2004 performance that was paid in January 2005. In 2004, a tax “gross-up” payment was made by the Company to Mr. Lawlis in the amount of $38,164 for taxes attributable to loan forgiveness and housing subsidy payments, indebtedness to the Company in the amount of $44,891 was forgiven, $27,650 was paid by the Company in housing subsidy payments, $2,379 was paid by the Company in term life insurance benefits and $6,500 was paid by the Company as matching contributions under the Company’s 401(k) plan. In 2003, a tax “gross-up” payment was made by the Company to Mr. Lawlis in the amount of $43,987 for taxes attributable to loan forgiveness and housing subsidy payments, indebtedness to the Company in the amount of $46,796 was forgiven, $36,900 was paid by the Company in housing subsidy payments and $5,250 was paid by the Company as matching contributions under the Company’s 401(k) plan. In 2002, a tax “gross-up” payment was made by the Company to Mr. Lawlis in the amount of $97,541 for taxes attributable to loan forgiveness and housing subsidy payments, indebtedness to the Company in the amount of $48,847 was forgiven, $136,748 was paid by the Company in housing subsidy payments and $2,302 was paid by the Company as matching contributions under the Company’s 401(k) plan.

(2)	In 2004, $849 was paid by the Company in term life insurance benefits for Mr. Chesterman and $4,019 was paid by the Company as matching contributions under the Company’s 401(k) plan. In 2003, $5,250 was paid by the Company to Mr. Chesterman as matching contributions under the Company’s 401(k) plan.

(3)	In 2004, a tax “gross-up” payment was made by the Company to Mr. Venkatadri in the amount of $65,787 for taxes attributable to loan forgiveness and housing subsidy payments, $113,870 was paid by the Company in housing subsidy payments, $16,478 was paid by the Company in housing subsidy payments, $5,714 was paid by the Company in term life insurance benefits and $6,500 was paid by the Company as matching contributions under the Company’s 401(k) plan. In 2003, $75,386 was paid by the Company to Mr. Venkatadri in housing subsidy payments and $5,250 was paid by the Company as matching contributions under the Company’s 401(k) plan. Mr. Venkatadri joined the Company in May 2003.

(4)	In 2004, a tax “gross-up” payment was made by the Company to Mr. Kohl in the amount of $19,028 for taxes attributable to loan forgiveness and housing subsidy payments, indebtedness to the Company in the amount of $17,380 was forgiven, $1,885 was paid by the Company in term life insurance benefits and $2,218 was paid by the Company in European health insurance premiums. In 2003, a tax “gross-up” payment was made by the Company to Mr. Kohl in the amount of $25,193 for taxes attributable to loan forgiveness and housing subsidy payments, indebtedness to the Company in the amount of $18,277 was forgiven and $29,660 was paid by the Company in housing subsidy payments. In 2002, a tax “gross-up” payment was made by the Company to Mr. Kohl in the amount of $23,162 for taxes attributable to loan forgiveness and housing subsidy payments, indebtedness to the Company in the amount of $14,411 was forgiven and $29,660 was paid by the Company in housing subsidy payments. Mr. Kohl resigned from his position with the Company in January 2005.

(5)	In 2004, $1,238 was paid by the Company in term life insurance benefits for Mr. Farr and $6,500 was paid by the Company as matching contributions under the Company’s 401(k) plan. In 2002 and 2003, All Other Compensation represents matching contributions paid by the Company under the Company’s 401(k) plan.

(6)	In 2004, bonus includes $203,855 in respect of 2004 performance that was paid in January 2005. In 2004, $2,590 was paid by the Company in term life insurance benefits for Mr. Thompson and $6,500 was paid by the Company as matching contributions under the Company’s 401(k) plan. In 2002 and 2003, All Other Compensation represents matching contributions paid by the Company under the Company’s 401(k) plan. Mr. Thompson resigned from his position as Chairman and Chief Executive Officer in 2004, though he remains as a director of the Company.

STOCK OPTION GRANTS AND EXERCISES
      The following table presents, for the fiscal year ended December 31, 2004, certain information regarding options granted to the Named Executive Officers during the year ended December 31, 2004. In 2004, the Company granted options to its executive officers under the 1996 Plan. These options vest 20% after the first year and quarterly thereafter for the following three years. The options will fully vest upon a change of control (as defined in the Plan), unless the acquiring company assumes the options or substitutes similar options. In the year ended December 31, 2004, the Company granted options to purchase a total of 3,488,800 shares of the Company’s common stock.
      Potential realizable value is calculated assuming that the stock price on the date of grant appreciates at the indicated rate compounded annually until the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are required by the rules of the SEC and do not represent the Company’s estimate or projection of the future common stock price.

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
		Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees in	Exercise or		Option Term
	Options	Fiscal Year	Base Price
	Granted (#)	(%)	($/SH)	Expiration Date	5% ($)	10% ($)

V. Bryan Lawlis, Jr.	250,000	7.2	2.40	2/26/14	373,265	949,761
Thomas C. Chesterman	95,000	2.7	2.40	2/26/14	141,841	360,909
Bobba Venkatadri	130,000	3.7	2.40	2/26/14	194,098	493,876
Klaus D. Kohl	75,000	2.1	2.40	2/26/14	111,980	284,928
Stephen J. Farr	135,000	3.9	2.40	2/26/14	201,563	512,871
Richard P. Thompson	300,000	8.6	2.40	2/26/14	447,918	1,139,713
OPTION EXERCISES AND YEAR-END OPTION VALUES
      No Named Executive Officers exercised options during 2004. Options granted under the 1996 Plan are immediately exercisable if permitted in the stock option grant. No grants have been made since 1996 that allow for early exercise. The value of in-the-money options is based on the fair market value of the Company’s common stock at December 31, 2004, which was $1.73 per share, minus the exercise price of the options.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares Acquired	Value	Options/SARs at FY-End (#)	Options/SARs at FY-End ($)
Name	on Exercise (#)	Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

V. Bryan Lawlis, Jr.	—	—	312,499/287,501	39,000/39,000
Thomas C. Chesterman	—	—	128,750/91,250	27,300/27,300
Bobba Venkatadri	—	—	98,124/181,876	15,750/20,250
Klaus D. Kohl	—	—	220,312/154,688	25,593/32,907
Stephen J. Farr	—	—	378,748/213,752	84,448/137,102
Richard P. Thompson	—	—	744,999/375,001	58,500/58,500
Compensation Committee Interlocks and Insider Participation
      During the 2004 fiscal year, the Company’s Compensation Committee consisted of Dr. Gonda and Messrs. Benson and V. Thompson. Dr. Gonda stepped down from the Compensation Committee in February 2004 to comply with Nasdaq regulations regarding Compensation Committee independence. Dr Gonda was previously an executive officer of the Company from August 2000 until December 2001. He rejoined the Compensation Committee in January 2005. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION*
      The Compensation Committee of the Board of Directors (the “Committee”) is composed of three non-employee directors. The Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock option grants. The Committee annually evaluates the performance, and recommends to the Board of Directors the level of compensation, of the Chief Executive Officer (“CEO”), and the other executive officers of the Company based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other biotechnology companies. The CEO is not present during the discussion of his compensation.
      The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets.
      In general, the salaries of executive officers are based upon a review of surveys of publicly-held biotechnology companies of a similar size to the Company in terms of number of persons employed. Based upon such surveys, the executive officers’ salaries are set at the beginning of a fiscal year in the low- to mid-range as compared to other biotechnology companies described above. The salaries are adjusted at such time within such range based upon whether an executive officer met specific individual performance goals. Such individual performance goals are based upon the officer’s contribution toward Company goals. For the fiscal year ended December 31, 2004, the average increase in the salaries of the executive officers, including the CEO and Richard Thompson, who was the Company’s CEO until August 2004 (the “Former CEO”), was 7.2%.
      Target bonuses of executive officers are based upon the surveys of other biotechnology companies described above and are set at the beginning of each fiscal year as a percentage of base salary, which percentage is in the mid-range as compared to such other biotechnology companies. Actual bonuses are paid at the end of each fiscal year and may be above or below target depending on whether certain corporate goals have been met during the year. The set of corporate goals is the same for all executive officers. Because the Company is a development stage company, the corporate goals are based upon product development and financing objectives rather than the operating performance of the Company. The Committee assigns a weight to each goal according to whether it was attained or surpassed. The bonus is capped at 150% of the target percentage based on maximum goal achievement.
      In recommending stock options for executive officers, the Committee considers individual performance, overall contribution to the Company and the total number of stock options to be awarded. The level of stock option awards is also based upon the surveys of other biotechnology companies described above. After considering the criteria relating to awarding stock options, the Committee determined that nine executive officers, including the CEO and the Former CEO, would receive option grants in the fiscal year ended December 31, 2004.
      The Committee generally uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO, except that during 2004 both the CEO’s and the Former CEO’s bonuses were based on performance targets in product development and levels of

      * The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

financing achieved. The corporate goals used in adjusting the salary of the CEO are the same as the corporate goals utilized in adjusting the salaries of all executive officers. The CEO’s salary and bonus are determined based on comparisons with other biotechnology companies and adjusted according to corporate performance as described above. During 2004, the CEO received an 8.6% increase from his prior salary and received a bonus that was 113.8% of the target bonus, and the Former CEO received a 4.4% increase in salary and received a bonus that was 113.8% of the target bonus. In addition, in January 2005 the Former CEO received a bonus relating to the restructuring transaction with Novo Nordisk, which amounted to 36.2% of the target bonus set for the Former CEO for 2004. In awarding stock options, the Committee considers the CEO’s performance, overall contribution to the Company, the total number of options awarded and the level of options granted by other biotechnology companies as described above. Based on such criteria, the CEO received options to purchase an aggregate of 250,000 shares of the Company’s common stock for the fiscal year ended December 31, 2004 and the Former CEO received options to purchase an aggregate of 300,000 shares of the Company’s common stock. Compared to other biotechnology companies as described above, the salary and stock options of the CEO and the Former CEO for the fiscal year ended December 31, 2004 are in the mid-range.
      Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers during a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Committee intends to continue to evaluate the effects of the statute and any United States Treasury regulations and to comply with Section 162(m) in the future to the extent consistent with the best interests of the Company.
      From the members of the Compensation Committee of Aradigm Corporation:

Stan M. Benson
Igor Gonda
Virgil D. Thompson

PERFORMANCE MEASUREMENT COMPARISON*
      The following graph shows the total shareholder return of an investment of $100 in cash on December 31, 1999 for (i) Aradigm’s common stock, (ii) the Nasdaq composite Market Index (the “Nasdaq Index”) and (iii) the Nasdaq Pharmaceutical Index (the “Nasdaq-Pharmaceutical”). The total return for the Company’s stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company’s stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Nasdaq Index tracks the aggregate price performance of equity securities traded on the Nasdaq. The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the Nasdaq Index. The Company’s common stock is traded on the Nasdaq and is a component of both the Nasdaq Index and the Nasdaq-Pharmaceutical.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG ARADIGM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

ARADIGM CORPORATION	100.00	153.95	74.74	17.05	18.00	18.21

NASDAQ INDEX	100.00	72.62	50.23	29.12	44.24	47.16

NASDAQ PHARMACEUTICAL	100.00	120.50	109.11	72.38	104.08	111.76

      * This section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS
      The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company’s Bylaws.
      Pursuant to an offer letter dated September 20, 2001, the Company agreed to provide Mr. Lawlis with a loan in the principal amount of $200,000. The loan has a five-year term and accrues interest at the rate of 4.8% per year. By the terms of the offer letter, the loan is to be forgiven over the first five years of Mr. Lawlis’s employment with the Company. In 2004, the total amount of principal and interest forgiven was $44,891, and the largest aggregate amount of indebtedness outstanding in 2004, including principal and accrued interest, was $116,667. As of February 28, 2005, the amount of principal and accrued interest outstanding was $73,333.
      Pursuant to a letter agreement dated April 1, 2002, the Company agreed to provide Mr. Kohl with a loan in the principal amount of $50,000. The loan has a three-year term and accrues interest at the rate of 5.4% per year. By the terms of the letter agreement, the loan is to be forgiven in 36 equal installments, together with accrued interest, for as long as Mr. Kohl continues to be employed by the Company. In 2004, the total amount of principal and interest forgiven was $17,380, and the largest aggregate amount of indebtedness outstanding in 2004, including principal and accrued interest, was $19,444. As of March 1, 2005, the amount of principal and accrued interest outstanding was $0.
      As of January 26, 2005, the Company completed the restructuring of the AERx iDMS program, pursuant to the Restructuring Agreement entered into with Novo Nordisk A/ S and Novo Nordisk Delivery Technologies, Inc. as of September 28, 2004. Under the terms of the Restructuring Agreement the Company sold certain equipment, leasehold improvements and other tangible assets currently utilized in the AERx iDMS program to Novo Nordisk Delivery Technologies, for a cash payment of approximately $55.3 million, in which the Company received net proceeds of $51.3 million, after refund of cost advances of approximately $4.0 million made by Novo Nordisk. The Company’s expense related to this transaction for legal and other consulting costs were approximately $1.1 million. In connection with the restructuring transaction, the Company entered into various related agreements with Novo Nordisk and Novo Nordisk Delivery Technologies effective January 26, 2005, including the following:

•	an amended and restated license agreement amending the Development and License Agreement previously in place with Novo Nordisk, expanding Novo Nordisk’s development and manufacturing rights to the AERx iDMS program and providing for royalties to the Company on future AERx iDMS net sales in lieu of a percentage interest in the gross profits from the commercialization of AERx iDMS;

•	a three-year agreement under which Novo Nordisk Delivery Technologies will perform contract manufacturing for the Company of AERx iDMS-identical devices and dosage forms filled with compounds provided by the Company in support of preclinical and initial clinical development by the Company of other AERx products; and

•	an amendment of the common stock purchase agreement in place with Novo Nordisk prior to the closing of the restructuring transaction, deleting the provisions whereby the Company can require Novo Nordisk to purchase certain amounts of common stock, imposing certain restrictions on the ability of Novo Nordisk to sell shares of the Company’s common stock previously purchased by Novo Nordisk, and providing Novo Nordisk with certain registration and information rights with respect to these shares.
      In addition, pursuant to the Restructuring Agreement, the Manufacturing and Supply Agreement and the Patent Cooperation Agreement, each previously in place with Novo Nordisk, were terminated. As of February 28, 2005 Novo Nordisk beneficially owned 7,868,369 shares of the Company’s common stock.

HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
      This year, a number of brokers with account holders who are Aradigm shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Aradigm Corporation, Corporate Secretary, 3929 Point Eden Way, Hayward, CA 94545 or contact the Company’s Corporate Secretary at (510) 265-9000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ V. Bryan Lawlis

V. Bryan Lawlis
President and Chief Executive Officer
April 11, 2005
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Corporate Secretary, Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

APPENDIX A — 2005 EQUITY INCENTIVE PLAN
ARADIGM CORPORATION
2005 Equity Incentive Plan
Adopted: March 21, 2005
Approved By Shareholders:                     , 2005
Termination Date: March 20, 2015

1.	General.
      (a) Amendment and Restatement. The Plan is a complete amendment and restatement of the Company’s 1996 Equity Incentive Plan that was previously adopted in April 1996 (as thereafter amended, the “Prior Plan”). All outstanding awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Stock Awards granted on or after the effective date of this Plan shall be subject to the terms of this Plan.
      (b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.
      (c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards and (vii) Other Stock Awards.
      (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	Definitions.
      As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
      (a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
      (b) “Board” means the Board of Directors of the Company.
      (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).
      (d) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any material contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
      (e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
      The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement;

provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
      (f) “Code” means the Internal Revenue Code of 1986, as amended.
      (g) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
      (h) “Common Stock” means the common stock of the Company.
      (i) “Company” means Aradigm Corporation, a California corporation.
      (j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
      (k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
      (l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
      (m) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
      (n) “Director” means a member of the Board.
      (o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
      (q) “Entity” means a corporation, partnership or other entity.
      (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
      (t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
      (u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
      (v) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
      (w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
      (x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
      (y) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
      (z) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (aa) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
      (bb) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
      (cc) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (dd) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
      (ee) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
      (ff) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
      (gg) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total shareholder return; (xxxi) shareholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
      (hh) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the

Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.
      (ii) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.
      (jj) “Plan” means this Aradigm Corporation 2005 Equity Incentive Plan.
      (kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
      (ll) “Securities Act” means the Securities Act of 1933, as amended.
      (mm) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).
      (nn) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
      (oo) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award or any Other Stock Award.
      (pp) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (qq) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
      (rr) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
      (ss) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
      (tt) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.
      (uu) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
      (vv) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

      (ww) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
      (xx) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	Administration.
      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan; (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (a) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (b) a Stock Purchase Award, (c) a Stock Bonus Award, (d) a Stock Appreciation Right, (e) a Stock Unit Award, (f) an Other Stock Award, (g) cash, and/or (h) other valuable consideration (as determined by the Board, in its sole discretion); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v) To terminate or suspend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
      (c) Delegation to Committee.
      (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the

Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
      (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
      (d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.
      (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.
      (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, thirteen million one hundred eighty-seven thousand six hundred thirty-four (13,187,634) shares of Common Stock (including shares underlying Stock Awards issued pursuant to the Prior Plan).
      (b) Reversion of Shares to the Share Reserve. Any shares of Common Stock subject to outstanding awards granted under the Prior Plan that would otherwise have reverted to the share reserve of the Prior Plan shall revert to and again become available for issuance under this Plan. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(iii), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes, the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be thirteen million one hundred eighty- seven thousand six hundred thirty-four (13,187,634) shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 4(a).
      (c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	Eligibility.
      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
      (b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million five hundred thousand (1,500,000) shares of Common Stock during any calendar year.
      (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions.
      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
      (a) Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.
      (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
      (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

      (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code and (ii) the treatment of the Option as a variable award for financial accounting purposes; or

(v) in any other form of legal consideration that may be acceptable to the Board.
      (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
      (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
      (g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

      (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
      (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (k) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Stock Awards other than Options.
      (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (C) by past services rendered to the Company or (D) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.
      (b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be awarded in consideration for (A) past services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as

Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

      (c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
      (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
      (e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	Covenants of the Company.
      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds from Sales of Common Stock.
      Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous.
      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
      (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
      (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
      (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
      (h) Performance Stock Awards. A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Stock Awards described in this Section 10(h) shall not exceed the value of five hundred thousand (500,000) shares of Common Stock.

11.	Adjustments upon Changes in Common Stock; Corporate Transactions.
      (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 14 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), the maximum number of securities that may be awarded to any person pursuant to Section 5(c) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
      (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii) Stock Awards Held by Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.
      (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards.
      (a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable law.
      (b) Shareholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant and (ii) such Participant consents in writing.
      (e) Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant and (ii) such Participant consents in writing.

13.	Termination or Suspension of the Plan.
      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

14.	Effective Date of Plan.
      This Plan (as an amendment and restatement of the Prior Plan) shall become effective on the date that the Plan is adopted by the Board, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law.
      The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX B — AMENDED EMPLOYEE STOCK PURCHASE PLAN
ARADIGM CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
Adopted April 16, 1996
Approved by the Shareholders on June 5, 1996
Amended by the Board of Directors on April 7, 1998
Approved by the Shareholders on May 15, 1998
Amended by the Board of Directors on February 2, 1999
Approved by the Shareholders on May 21, 1999
Amended by the Board of Directors on April 3, 2000
Approved by the Shareholders on May 19, 2000
Amended by the Board of Directors on April 2, 2001
Approved by the Shareholders on May 18, 2001
Amended by the Board of Directors on December 17, 2001
Approved by the Shareholders on February 8, 2002
Amended by the Board of Directors on February 19, 2003
Approved by the Shareholders on May 15, 2003
Amended by the Board of Directors on March 21, 2005
Approved by the Shareholders on                     , 2005

1.	Purpose
      (a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Aradigm Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.
      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).
      (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
      (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	Administration
      (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
      (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”) constituted in accordance with the requirements of Rule 16b-3 under the Exchange Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	Shares Subject to the Plan
      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.
      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	Grant of Rights; Offering
      The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.	Eligibility
      (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

      (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.
      (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.
      (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.
      (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Rights; Purchase Price
      (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.
      (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination
      (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.
      (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.
      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.
      (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	Exercise
      (a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.
      (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Covenants of the Company
      (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.
      (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	Use of Proceeds from Stock
      Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	Rights as a Shareholder
      A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.	Adjustments upon Changes in Stock
      (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	Amendment of the Plan
      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended (“Rule 16b-3”)); or employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.
It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.
      (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	Designation of Beneficiary
      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.
      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Termination or Suspension of the Plan
      (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	Effective Date of Plan
      The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

PROXY

ARADIGM CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2005

     The undersigned hereby appoints V. BRYAN LAWLIS and THOMAS C. CHESTERMAN, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Aradigm Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Aradigm Corporation to be held at the Company’s offices located at 3929 Point Eden Way, Hayward, California on Thursday, May 19, 2005 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

☑ Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE “FOR” PROPOSALS 2, 3 and 4.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

1.	To elect (01) Frank H. Barker, (02) Wayne I. Roe, (03) V. Bryan Lawlis, (04) Virgil D. Thompson, (05) Igor Gonda, (06) Richard P. Thompson, (07) John M. Nehra and (08) Stephen O. Jaeger as directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected

FOR ALL NOMINEES	☐
WITHHELD FROM ALL NOMINEES	☐
FOR ALL NOMINEES EXCEPT:	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the Company’s 2005 Equity Incentive Plan, which amends, restates and retitles the Company’s 1996 Equity Incentive Plan.	☐	☐	☐
3.	To approve the Company’s Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,000,000 shares.	☐	☐	☐
4.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

     Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

     Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating that if signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date: